  EXHIBIT 10.12

SIDE LETTER AGREEMENT & LOAN EXTENSION

Reference is made to that certain Loan Agreement (the “Agreement”) dated on June 15, 2020, between Courier Labs, LLC (“Courier”) and Hempacco Co., Inc. (“HEMP”). By execution hereof, the undersigned confirms and acknowledges that (i) $41,000 of the loan principal has not yet been extended by Lender; and (ii) the maturity date on the aggregate loan under the Agreement is extended to August 15, 2023. This side letter is made a part of and subject to the terms of the Agreement.

HEMPACCO CO., INC.

By:	/s/ Sandro Piancone
Name:	Sandro Piancone

COURIER LABS, LLC

By:	/s/ Timothy Thompson
Name:	Timothy Thompson